SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 22, 2008

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On September 22, 2008, the Registrant issued a press release disclosing that it was a key laboratory in developing the DNA forensics methods used to identify the source of the 2001 anthrax letter attacks. The Registrant worked in conjunction with the FBI and carried out thousands of tests throughout the FBI’s investigation spanning from early 2002 until 2008. CBI had been prohibited by a Non-Disclosure agreement with the FBI from disclosing its involvement in the case, until recently receiving notice that the FBI had lifted certain clauses in the Non-Disclosure agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press Release, dated September 22, 2008, announcing the Registrant’s role as a key laboratory in the FBI’s investigation of the 2001 anthrax letter attacks

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D. Chief Operating Officer

Dated: September 23, 2008

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release, dated September 22, 2008, announcing the Registrant’s role as a key laboratory in the FBI’s investigation of the 2001 anthrax letter attacks